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                                                                   EXHIBIT 10.16

                             TERM ROYALTY CONVEYANCE
                                 (WEST VIRGINIA)

STATE OF WEST VIRGINIA(1)

                                  INTRODUCTION

      THIS TERM ROYALTY CONVEYANCE (this "Conveyance") from ENERGY CORPORATION OF AMERICA, a West Virginia corporation, with offices at 4643 South Ulster Street, Suite 100, Denver, Colorado 80237-2867 ("ECA"), EASTERN AMERICAN ENERGY CORPORATION, a West Virginia corporation, with offices at 501 56th Street, Charleston, West Virginia 25304 ("Eastern") and ALLEGHENY & WESTERN ENERGY CORPORATION, a West Virginia corporation, with offices at 501 56th Street, Charleston, West Virginia 25304 ("A&W" and, together with ECA and Eastern, collectively, "Assignor"), to ________________________, a trust corporation organized under the laws of the State of _________, with offices at ___________________________________________, Attention: ________________, as
trustee (the "Trustee"), acting not in its individual capacity but solely as trustee of the Appalachian Gas Royalty Trust (the "Trust") under that certain Amended and Restated Trust Agreement dated as of ______________, 2005 (the "Trust Agreement") is delivered to be effective as of 7:00 a.m., Eastern Time, January 1, 2005 (the "Effective Time"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Article II below.

                                   ARTICLE I
                                   CONVEYANCE

      SECTION 1.01 THE GRANT. For and in consideration of good and valuable consideration paid by Trustee on behalf of the Trust to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor has, subject to the terms of this Conveyance, BARGAINED, SOLD, GRANTED, CONVEYED, TRANSFERRED, ASSIGNED, SET OVER, and DELIVERED, and by these presents does hereby BARGAIN, SELL, GRANT, CONVEY, TRANSFER, ASSIGN, SET OVER, and DELIVER unto Trustee on behalf of the Trust, for the Term, as a royalty interest (the "Royalty Interest"), a variable undivided interest in and to the Subject Interests, to the extent that the Subject Interests pertain to Gas in, under and that may be produced from the wellbores of the Wells, sufficient to cause the Trust to receive a volume of Trust Gas calculated and paid in money in accordance with the further terms and conditions of this Conveyance.

      SECTION 1.02 TERM. The term of the Royalty Interest (the "Term") shall begin at the Effective Time and end at December 31, 2024 (the "Termination Date"). At the end of the Term, all of the Trust's interest in and to the Royalty Interest shall automatically terminate and immediately revert to and revest in Assignor.

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(1)   There will be one conveyance for each state.

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      SECTION 1.03 HABENDUM CLAUSE. TO HAVE AND TO HOLD the Royalty Interest,
together with all and singular the rights and appurtenances thereto in anywise belonging, unto Trustee on behalf of the Trust, its successors and assigns, for the Term, subject to terms and provisions of this Conveyance.

      SECTION 1.04 WARRANTY.

            (a) THE WARRANTY. Assignor warrants to the Trust, its successors and assigns, that the Subject Interests are free of all Encumbrances created by, through, or under Assignor, but not otherwise, except for the Permitted Encumbrances, and that Assignor's title to the Producing Wells entitles Assignor to a Net Revenue Interest in each such Producing Well no less than the Net Revenue Interest for that Producing Well set forth in Exhibit A-1.

            (b) SOLE REMEDY. In the event of a breach of the foregoing warranty for any Subject Interest, the Trust's sole remedy shall be to receive payment on each applicable Quarterly Payment Date, as damages, subject to offset as provided below and without interest (except such interest payable under this Conveyance on payments made after the applicable due date as described in
Section 5.02 below), of an amount equal to the difference between (i) Trust Gas (or the proceeds from the sale thereof) that the Trust would have received with respect to a Well in the applicable Computation Period if the warranty had not been breached and (ii) Trust Gas (or the proceeds from the sale thereof) that the Trust actually received during that Computation Period with respect to that Well, to the extent such difference is attributable to the breach of the warranty, but not to the extent that such difference is attributable to any other cause.

            (c) RIGHT OF OFFSET. If any Subject Interest owned by Assignor ever proves to be larger than the Subject Interest reflected in the exhibits to this Conveyance and if, as a result, the Trust receives a greater amount of Trust Gas (or the proceeds from the sale thereof) with respect to that Subject Interest than the Trust would otherwise have received if the Subject Interest had been the size warranted, then such increased amounts, whenever received by the Trust, may be treated by Assignor as a credit or offset (without interest) against any amounts payable to the Trust under Section 1.04(b).

            (d) DISCLAIMER. EXCEPT FOR THE WARRANTIES OF TITLE GIVEN IN SECTION 1.04(a), ASSIGNOR MAKES THIS CONVEYANCE AND ASSIGNS THE ROYALTY INTEREST WITHOUT RECOURSE, COVENANT OR WARRANTY OF TITLE OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY. ANY COVENANTS OR WARRANTIES IMPLIED BY STATUTE OR LAW BY THE USE HEREIN OF THE WORDS "GRANT", "CONVEY" OR OTHER SIMILAR WORDS ARE HEREBY EXPRESSLY DISCLAIMED, WAIVED AND NEGATED. WITHOUT LIMITING THE GENERALITY OF THE TWO PRECEDING SENTENCES, Trustee on behalf of the TRUST ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND THE TRUSTEE ON BEHALF OF THE TRUST HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (i) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF

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ANY, ATTRIBUTABLE TO THE SUBJECT INTERESTS, (ii) ANY IMPLIED OR EXPRESS WARRANTY
OF MERCHANTABILITY, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iv) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, AND (v) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER any APPLICABLE legal requirement; IT BEING THE EXPRESS INTENTION OF BOTH THE TRUST AND ASSIGNOR THAT THE ROYALTY interest is HEREBY ASSIGNED TO THE TRUSTEE
ON BEHALF OF THE TRUST on an "AS IS" AND "WHERE IS" basis WITH ALL FAULTS, AND THAT THE TRUSTEE ON BEHALF OF THE TRUST HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS THE TRUST DEEMS APPROPRIATE. ASSIGNOR AND THE TRUSTEE ON BEHALF
OF THE TRUST AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LEGAL REQUIREMENTS TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LEGAL REQUIREMENT.

            (e) SUBSTITUTION OF WARRANTY. This instrument is made with full substitution and subrogation of the Trust in and to all covenants of warranty by Third Persons (other than Affiliates of Assignor) heretofore given or made with respect to the Wells, the Subject Interests or any part thereof or interest therein.

      SECTION 1.05 RELEASE OF EXCESS ACREAGE. After the drilling obligations in
Section 2.01(a) of the Development Agreement have been satisfied, Trustee on behalf of the Trust shall, on request, execute, acknowledge, and deliver to Assignor a recordable instrument (reasonably acceptable to Assignor) that re-conveys the Royalty Interest to Assignor and releases such Royalty Interest and the conveyance with respect to all Subject Development Lands and assigns such Subject Development Lands to Assignor, except such portion of any Subject Interest included within the Subject Development Lands that covers and pertains to all Subject Gas in, under and that may be produced from any wellbore of any Completed Development Well from the surface of the ground to a depth one hundred feet (100') below the depth of the deepest producing horizon of such Completed Development Well.

                                   ARTICLE II
                                   DEFINITIONS

      This Article II defines certain capitalized words, terms, and phrases used in this Conveyance. Certain other capitalized words, terms, and phrases used in this Conveyance are defined elsewhere in this Conveyance.

      "Additional Lease" is defined in Section 12.01.

      "Affiliate" means, for any specified Person, another Person that controls, is controlled by, or is under common control with, the specified Person. "Control," in the preceding sentence, refers to the possession by one Person, directly or indirectly, of the right or power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract, or otherwise.

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      "AMI Area" means that area depicted on the map set forth on Exhibit B as the AMI Area.

      "Assignor" is defined in the Introduction to this Conveyance and also includes all permitted successors and assigns of Assignor.

      "Assignor's Net Share of Gas" means the share of Subject Gas from each Well that is attributable to Assignor's Net Revenue Interest in that Well.

      "Basis Differential Amount" means, for any Computation Period, the volume-weighted dollar amount, if any, by which the actual Sales Price (as determined pursuant to clause (f) of the definition of "Sales Price") for any calendar month within such Computation Period exceeds the futures contract price for futures contracts traded on the New York Mercantile Exchange with respect to natural gas deliverable at Henry Hub, Louisiana for such monthly period.

      "Business Day" means any day that is not a Saturday, Sunday, a holiday determined by the New York Stock Exchange, Inc. as "affecting `ex' dates" or any other day on which national banking institutions in New York, New York are closed as authorized or required by law.

      "Chargeable Costs" is defined in Section 3.02(a).

      "Computation Period" means each calendar quarter commencing at the Effective Time, with each calendar quarter being deemed to have begun at 7:00 a.m. Eastern Time on the first day of such calendar quarter and to have ended at 7:00 a.m. Eastern Time on the first day of the next calendar quarter, except for
(a) the first Computation Period, which shall be deemed to have begun at the Effective Time and to have ended at 7:00 a.m. Eastern Time on [January 1,] 2005, and (b) the final Computation Period, which shall be deemed to have begun at 7:00 a.m. Eastern Time on the first day of the calendar quarter in which the Termination Date occurs and to have ended at the Termination Date.

      "Completed Development Well" means the borehole of any Development Well that is completed pursuant to Section 2.02 of the Development Agreement and refers to the surface of the ground with respect to such borehole to a depth of one hundred feet (100') below the depth of the deepest producing horizon of such borehole.

      "Conveyance" is defined in the Introduction to this Conveyance.

      "Development Agreement" means that certain Development Agreement between Assignor and the Trustee dated as of even date herewith.

      "Development Well" has the meaning ascribed such term in the Development Agreement.

      "Effective Time" is defined in the Introduction to this Conveyance.

      "Encumbrance" means any mortgage, lien, security interest, pledge, charge, encumbrance, limitation, preferential right to purchase, consent to assignment, irregularity, burden, or defect.

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      "Excess Costs" means, in any Computation Period, the excess of Chargeable
Costs for that Computation Period over the amount determined by multiplying Assignor's Net Share of Gas produced during the Computation Period by the Sales Price for that Computation Period. Excess Costs shall bear interest at the Prime Interest Rate from the end of the Computation Period in which such costs were incurred to the date that Assignor recovers such amounts from Trust Proceeds.

      "Existing Gas Purchase Contract" means that certain Natural Gas Sales Agreement dated March 16, 1993 by and between Mountaineer Gas Services, Inc. and Mountaineer Gas Company as heretofore and may hereafter be amended, modified or restated.

      "Fair Value" means, with respect to any portion of the Royalty Interest to be released pursuant to Section 11.02 or 11.03 in connection with a sale or release of any Well or Subject Interest, an amount of net proceeds which could reasonably be expected to be obtained from the sale of such portion of the Royalty Interest to a party which is not an Affiliate of either the Assignor or the Trust on an arms'-length negotiated basis, taking into account relevant market conditions and factors existing at the time of any such proposed sale or release, such net proceeds to be determined by deducting the Trust's proportionate share of sales costs, commissions and brokerage fees, if any (based on the relative fair market value of the Wells and Subject Interests being transferred without giving effect to either the portion of the Royalty Interest being released and the fair market value of the portion of the Royalty Interest being released).

      "Farmout Agreements" means any farmout agreement, participation agreement, exploration agreement, development agreement or any similar agreement.

      "Force Majeure" is defined in Section 13.02.

      "Gas" means natural gas and all other gaseous hydrocarbons, excluding condensate, butane, and other liquid and liquefiable components that are actually removed from the Gas stream by separation, processing, or other means. Any oil and gas lease or other similar instrument that covers Gas shall be considered a "Gas lease" hereunder, even if it also covers other substances.

      "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof, and any political subdivision of any of the foregoing, including courts, departments, commissions, boards, bureaus, agencies, and other instrumentalities.

      "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation of, including the terms of any license or permit issued by, any Governmental Authority.

      "Kentucky Conveyance" means the Term Royalty Conveyance (Kentucky) by and between Assignor and Assignee dated effective as of the Effective Time.

      "Mcf" means thousand cubic feet of Gas and "MMcf" means million cubic feet of Gas, measured and expressed in each case at the same temperature, pressure, and other conditions of

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measurement (a) provided in any contract for the purchase of Gas from the
Subject Interest or, (b) if no such contract exists, provided by applicable state law for purposes of reporting production to Governmental Authorities.

      "Net Revenue Interest" means, the interest, stated as a decimal fraction, in Subject Gas production from a Well that Assignor is entitled to take with respect to Assignor's Subject Interest in that Well and the associated Subject Lands, subject only to the Permitted Production Burdens (treated in each case as a reduction in interest rather than as a cost).

      "Non-Affiliate" means, for any specified Person, any other Person that is not an Affiliate of the specified Person.

      "Notice" is defined in Section 14.01.

      "Party," when capitalized, refers to Assignor or Trustee. "Parties," when capitalized, refers to Assignor and Trustee.

      "Pennsylvania Conveyance" means the Term Royalty Conveyance (Pennsylvania) by and between Assignor and Assignee dated effective as of the Effective Time.

      "Permitted Encumbrances" means:

            (a) the Permitted Production Burdens;

            (b) the Existing Gas Purchase Contract;

            (c) Encumbrances that arise under operating agreements, Farmout Agreements, leases, assignments, and other instruments and agreements to secure payments of amounts not yet delinquent and that are of the type and nature customary in the oil and gas industry, as conducted in the Appalachian Basin;

            (d) Encumbrances that arise as a result of pooling and unitization agreements, declarations, orders, or Legal Requirements to secure payment of amounts not yet delinquent;

            (e) Encumbrances securing payments to mechanics and materialmen and Encumbrances securing payment of Taxes or assessments that are, in either case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business;

            (f) conventional rights of reassignment that obligate Assignor to reassign all or part of any Subject Interest to a Third Person if Assignor intends to release or abandon such interest before the expiration of the primary term or other termination of such interest;

            (g) easements, rights-of-way, servitudes, permits, surface leases, surface use restrictions, and other surface uses and impediments on, over, or in respect of the Subject

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      Interests that are not such as to interfere materially with the operation, value, or use of the Subject Interests;

            (h) covenants, conditions, and other terms subject to which Assignor acquired the Subject Interests, to the extent they do not cause Assignor's Net Revenue Interests in any Producing Well to be less than the Net Revenue Interest for that Producing Well, as stated in Exhibit A-1;

            (i) rights reserved to or vested in any Governmental Authority to control or regulate any Subject Interests in any manner, and all applicable Legal Requirements;

            (j) the terms of the instruments creating the Subject Interests and Subject Lands;

            (k) any Prior Reversionary Interests that affect the Subject Interests;

            (l) other Encumbrances that affect any Subject Interest that do not, alone or in the aggregate, materially and adversely affect the operation, value, or use of the Subject Interests; and

            (m) mortgages, deeds of trust or other security interests burdening Assignor's Interest in the Subject Interests or any extensions or renewals thereof and Subject Lands.

all to the extent, and for so long as, such Permitted Encumbrances are otherwise valid and enforceable against the Subject Interests, without recognizing, expressly or by implication, any rights or interests in any Third Person or Governmental Authority that such Third Person or Governmental Authority does not otherwise lawfully possess.

      "Permitted Production Burdens" means (a) all Production Burdens that affected the Subject Interests when they were acquired by Assignor and (b) all Production Burdens that were created by Assignor, (in each case), to the extent they do not cause Assignor's Net Revenue Interest in any Producing Well to be less than the Net Revenue Interest for that Producing Well reflected in Exhibit A-1 provided that the total Permitted Production Burdens for any Completed Development Well shall not exceed twelve and one half percent (12.5%) (proportionately reduced to Assignor's Working Interest in such Well).

      "Person" means any natural person, corporation, partnership, trust, estate, or other entity, organization, or association.

      "Producing Well" means the borehole of each Gas well more particularly described in Exhibit A-1.

      "Post Production Cost Charge" is defined in Section 3.02(c).

      "Prime Interest Rate" is defined in Section 5.02(b).

      "Prior Reversionary Interest" means any contract, agreement, Farmout Agreement, lease, deed, conveyance or operating agreement that exists as of the Effective Time or that burdens the

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Subject Interests at the time such Subject Interests are acquired, that by the terms thereof requires a Person to convey a part of the Subject Interest to another Person or to permanently cease production of any Well including, any operating agreements, oil and gas leases, coal leases, and other similar agreements or instruments affecting the Subject Interests.

      "Production Burdens" means, with respect to any Subject Lands, Subject Interests, or Subject Gas, all royalty interests, overriding royalty interests, production payments, net profits interests, Prior Reversionary Interests and other similar interests that constitute a burden on, are measured by, or are payable out of the production of Gas or the proceeds realized from the sale or other disposition thereof.

      "Quarterly Distribution Amount" is defined in Section 5.01(a).

      "Quarterly Payment Date" is defined in Section 5.01(c).

      "Quarterly Record Date" means, for each Computation Period, the close of business on the sixtieth day following the end of such Computation Period (or the Business Day next following such day if such day is not a Business Day) or such other date established by the Trustee in order to comply with applicable Legal Requirement or the rules of any securities exchange or quotation system on which the depositary units of the Trust may be listed or admitted to trading, in which event "Quarterly Record Date" means such other date.

      "Reasonably Prudent Operator Standard" means the standard of conduct of a reasonably prudent oil and gas operator in the Appalachian Basin under the same or similar circumstances, acting with respect to its own property and disregarding the existence of the Royalty Interest as a burden on such property.

      "Reserved Amounts" means those amounts set aside from Trust Proceeds by Assignor in accordance with the provisions of Section 5.04 below.

      "Royalty Interest" is defined in Section 1.01.

      "Sales Price" means, for any Computation Period, the sale price received by Assignor per Mcf for Trust Gas determined in accordance with the following provisions:

            (a) "sale" refers to any sale, exchange, or other disposition of Trust Gas for value, the value of such Gas that is exchanged or otherwise disposed of for valuable consideration being (i) the sales price that Assignor receives for any such Gas sold pursuant to Section 4.01 for any such Gas or (ii) with respect to any Gas sold under the Existing Gas Contract, notwithstanding the provisions of the Existing Gas Contract, the Sales Price for any Gas sold thereunder shall be deemed to be, for each month during the term of the Existing Gas Contract, the applicable posted Appalachian Index price for that month.

            (b) amounts of money not paid to Assignor when due by any purchaser of Trust Gas (for example, Taxes or other amounts withheld or deducted by any such purchaser) shall not be included within the Sales Price until actually received by, or credited to the account of, Assignor;

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            (c) advance payments and prepayments for future deliveries of Trust
      Gas shall be included within the Sales Price, without interest, when that volume of Gas subject to the advance payments or prepayments is actually produced;

            (d) loan proceeds received by Assignor shall not be treated as a component of the applicable Sales Price; and

            (e) if a controversy or possible controversy exists, whether by reason of any statute, order, decree, rule, regulation, contract, or otherwise, between Assignor and any purchaser of Trust Gas or any other Person, about the correct Sales Price of any Trust Gas, about deductions from the Sales Price, about Assignor's right to receive the proceeds of any sale of Trust Gas, or about any other matter, then monies withheld by the purchaser or deposited by it with an escrow agent or if Assignor receives any monies and promptly deposits such monies with a Third Person escrow agent as a result of such controversy, such monies shall not be included within the Sales Price until received by or returned to Assignor, as applicable;

            (f) notwithstanding the foregoing provisions of clauses (a) through
      (e) above, "Sales Price" means:

                  (1) for the Computation Period from April 1, 2005 to June 30,
            2005, a price of $7.25 per MMBtu of Trust Gas;

                  (2) for the Computation Period from July 1, 2005 to December
            31, 2005, a price of $7.55 per MMBtu of Trust Gas;

                  (3) for any Computation Period commencing on or after January
            1, 2006 and ending on or before December 31, 2006, with respect to a quantity of Trust Gas up to a maximum of 220,000 MMBtu of Trust Gas per calendar month during such Computation Period, a price equal to the sum of $7.16 per MMBtu plus the Basis Differential Amount per MMBtu of Trust Gas for such Computation Period, and, for any MMBtus of Trust Gas in excess of such amounts for such Computation Period, the Sales Price as otherwise determined pursuant to clauses (a) through (e) of this definition of "Sales Price," and

                  (4) for any Computation Period commencing on or after January
            1, 2007 and ending on or before December 31, 2007, with respect to a quantity of Trust Gas up to a maximum of 7,200 MMBtu of Trust Gas per day during such Computation Period, a price equal to the sum of $6.60 per MMBtu of Trust Gas plus the Basis Differential Amount per MMBtu of Trust Gas for such Computation Period, and, for any MMBtu of Trust Gas in excess of such amounts for such Computation Period, the Sales Price as otherwise determined pursuant to clauses (a) through (e) of this definition of "Sales Price."

      "Subject Development Lands" means the lands subject to or covered by the oil and gas leases described in Exhibit A-2, subject to the exceptions, exclusions and reservations set forth on such Exhibit A-2, as such Exhibit may be modified pursuant to Section 1.05 and Section 12.01.

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      "Subject Gas" means, (x) with respect to each Producing Well, Gas in and under, and that may be produced, saved, and sold from all producing horizons from the wellbore of such Producing Well, from the surface of the ground to a depth one hundred feet (100') below the depth of the deepest producing horizon of such Producing Well as of the date of this Conveyance and (y) with respect to each Completed Development Well, Gas in and under, and that may be produced, saved, and sold from all producing horizons from the wellbore of such Completed Development Well, from the surface of the ground to a depth one hundred feet (100') below the depth of the deepest producing horizon of such Completed Development Well as of the date of the completion of such Completed Development Well pursuant to the terms of the Development Agreement, in each case subject to the following:

            (a) "Subject Gas" excludes Gas that is:

                  (i) lost in the production, gathering, or marketing of Gas;

                  (ii) used (A) in conformity with ordinary and prudent
            operations on the Subject Lands, including drilling and production operations (including drilling and production operations on the Subject Development Land), or (B) in connection with plant operations (whether on or off the Subject Lands) for processing the Subject Gas;

                  (iii) taken by a Third Person to recover costs, or some
            multiple of costs, paid or incurred by that Third Person under any operating agreement, unit agreement, or other agreement in connection with nonconsent operations conducted (or participated in) by that Third Person;

                  (iv) retained by a Third Person for gathering, transportation, processing or marketing services related to the Subject Gas in lieu of cash payment for such services; and

                  (v) in excess of the percentage attributable to Assignor's Net
            Share of Gas taken by Assignor to recover costs, or some multiple of costs, paid or incurred by Assignor under any operating agreement, unit agreement, or other agreement in connection with nonconsent operations conducted (or participated in) by Assignor.

            (b) "Subject Gas" includes Gas, not otherwise excluded above, that is sold or exchanged for other Gas, or otherwise disposed of for valuable consideration.

      "Subject Interests" means Assignor's undivided interests in the Subject Lands, as lessee under Gas leases, as an owner of the Subject Gas (or the right to extract such Gas), or otherwise, by virtue of which undivided interests Assignor has the right to conduct exploration, drilling, development, and Gas production operations on the Subject Lands, or to cause such operations to be conducted, or to participate in such operations by paying and bearing all or any part of the costs, risks, and liabilities of such operations, to drill, test, complete, equip, operate, and produce Wells to exploit the Gas. "Subject Interests" includes all extensions and renewals of, and all new Gas leases covering, the Subject Lands (or any portion thereof) obtained by Assignor, or any Affiliate thereof, within six (6) months after the expiration or termination of any such Gas lease.

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"Subject Interests" do not include (a) Assignor's rights to substances other than Gas; (b) Assignor's rights to Gas under contracts for the purchase, sale, transportation, storage, processing, or other handling or disposition of Gas;
(c) Assignor's interests in, or rights to Gas with respect to, pipelines, gathering systems, storage facilities, processing facilities, or other equipment or facilities, other than the Wells; or (d) subject to Section 1.04(c), any after-acquired, additional, or enlarged interests in the Wells, Subject Lands or Subject Gas, except those reflected in Exhibit A-1 or Exhibit A-2 or any Additional Lease, extensions and renewals covered by the preceding sentence and as provided for in Section 13.01. "Subject Interests" may be owned or claimed by Assignor by virtue of grants or reservations in deeds, Gas leases, or other instruments, or by virtue of operating agreements, pooling or unitization agreements or orders, or other kinds of instruments, agreements, or documents, legal or equitable, recorded or unrecorded. The Subject Interests are subject to the Permitted Encumbrances.

      "Subject Lands" means collectively, the Subject Producing Lands and the Subject Development Lands.

      "Subject Producing Lands" means the lands subject to or covered by the oil and gas leases described in Exhibit A-1 for lands related to the Producing Wells, subject to the exceptions, exclusions and reservations set forth on such Exhibit A-1.

      "Total Subject Gas" means the total of all Subject Gas (as such term is defined in each of the Trust Conveyances) from each of the applicable Trust Conveyances.

      "Trust Conveyances" means collectively, this Conveyance, the Kentucky Conveyance and the Pennsylvania Conveyance.

      "Taxes" is defined in Section 3.02(b).

      "Term" is defined in Section 1.02.

      "Termination Date" is defined in Section 1.02.

      "Third Person" means a Person other than Assignor or Trustee.

      "Transfer" including its syntactical variants, means any assignment, sale, transfer, conveyance, or disposition of any property; provided, Transfer as used herein does not include the granting of a security interest in Assignor's interest in any property including the Subject Interests or Subject Lands.

      "Trust" is defined in the Introduction to this Conveyance.

      "Trust Agreement" is defined in the Introduction to this Conveyance.

      "Trust Gas" means, for any Computation Period, that percentage of Gas to which the Trust is entitled, calculated in accordance with Section 3.01.

      "Trust Proceeds" means, for any Computation Period, proceeds received by Assignor for the account of the Trust, as the Trust's marketing and payment agent and representative, from the

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

sale of Trust Gas under this Conveyance less Chargeable Costs calculated in accordance with Section 3.03.

      "Trustee" is defined in the Introduction to this Conveyance and also includes all successor and substitute trustees under the Trust Agreement.

      "Well" means, collectively, the Producing Wells and the Completed Development Wells.

      "Working Interest" means with respect to any Well, the interest in and to such Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Well.

                                  ARTICLE III
                            CALCULATION OF TRUST GAS

      SECTION 3.01 DEFINITION. "Trust Gas" is that volume of Gas which the Trust is entitled to receive in any Computation Period under this Conveyance, calculated in accordance with the following formula:

      With respect to any Producing Well:

      NINETY PERCENT (90%) X (ASSIGNOR'S NET SHARE OF GAS PRODUCED DURING THAT COMPUTATION PERIOD).

      With respect to any Completed Development Well:

      FIFTY PERCENT (50%) X (ASSIGNOR'S NET SHARE OF GAS PRODUCED DURING THAT COMPUTATION PERIOD).

For purposes of calculating Trust Gas hereunder, if, during any Computation Period, Assignor is unable to determine the precise volume of Gas produced, sold and attributable to Assignor's Net Share of Gas, then Assignor shall, in good faith and in accordance with the Reasonably Prudent Operator Standard, estimate the volume of such Gas produced, sold and attributable to Assignor's Net Share of Gas for such Computation Period. Assignor shall adjust Assignor's Net Share of Gas upward or downward, as the case may be, in the next or subsequent Computation Period to reflect the difference between the estimated volume and the actual amount of Gas produced, sold and attributable to Assignor's Net Share of Gas in the Computation Period for which such estimate was made.

      SECTION 3.02 CHARGEABLE COSTS.

            (a) DEFINITION. Subject to Section 5.04 hereof, for each Computation Period, "Chargeable Costs" means the sum of (i) Taxes, (ii) the Post Production Cost Charge and (iii) Excess Costs from the prior Computation Period that (in each case) are actually paid or are deemed to have been paid by Assignor during that Computation Period or paid or deemed to have been paid by Assignor during a prior Computation Period and not included in any prior Computation Period's Chargeable Costs. All costs associated with or paid or incurred in connection with the initial drilling, testing, completing, and equipping for production of the

Completed Development Wells shall be borne solely by Assignor and shall not be included as Chargeable Costs.

            (b) TAXES. "Taxes" means general property, ad valorem, production, severance, sales, gathering, windfall profit, excise, and other taxes, except income taxes, assessed or levied on or in connection with the Subject Interests, the Royalty Interest, this Conveyance, production of Subject Gas, Assignor's Net Share of Gas, the Trust Gas (or the proceeds from the sale thereof), or facilities or equipment on the Subject Lands that are used for the production, dehydration, treatment, processing, gathering, or transportation of Subject Gas, or against Assignor as owner of the Subject Interests or Trustee on behalf of the Trust as owner of this Royalty Interest.

            (c) POST PRODUCTION COST CHARGE. "Post Production Cost Charge" means those costs incurred by Assignor (including, internal costs and Third Person costs) to gather, transport, compress, process, treat, dehydrate and market the Subject Gas, including any costs as may be required to make merchantable and to deliver such Gas to market; provided, any internal costs of Assignor and its Affiliates that are part of the Post Production Cost Charge shall not materially exceed the costs prevailing in the area where the Subject Gas is being produced for similar services; and provided, further, with respect to marketing costs, only Non-Affiliate marketing costs shall be included, and marketing costs of Assignor and its Affiliates with respect to any Subject Gas will be specifically excluded from the Post Production Cost Charge. Any costs, fees or expenses that are properly charged or allocated to the Trust Gas pursuant to another provision of this Conveyance (including, as provided for in the definition of Subject Gas) shall not be included as part of the Post Production Cost Charge.

            (d) OPERATING AND DRILLING COSTS. All costs associated with or paid or incurred in connection with the drilling, testing, completing, developing and operating the Wells or associated with the Subject Interests other than Taxes and Post Production Cost Charges shall not be included as Chargeable Costs.

      SECTION 3.03 TRUST PROCEEDS. "Trust Proceeds" means the volume of Trust Gas (on an mcf basis) for the applicable Computation Period multiplied by the relevant Sales Price less the Chargeable Costs associated with such Trust Gas for the applicable Computation Period.

                                   ARTICLE IV
                             MARKETING OF TRUST GAS

      SECTION 4.01 RIGHTS AND DUTIES REGARDING SALE OF TRUST GAS. Assignor shall market or shall cause to be marketed Assignor's Net Share of Gas (including the Trust Gas) in good faith in accordance with the Reasonably Prudent Operator Standard and Section 4.02(d). Assignor shall use its reasonable efforts in connection with any sale of Assignor's Net Share of Gas (including the Trust
Gas) to (a) subject to clause (f) of the definition of "Sales Price," obtain the best available market price in the area for such Gas and (b) to obtain, as soon as reasonably practicable, full payment for such Gas; provided, however that it shall not be considered a breach of Assignor's marketing duty or standard of conduct for Assignor (i) to market such Gas to an Affiliate of Assignor, so long as Assignor does not market such Gas at a volume-weighted average price lower than the volume-weighted average price upon which Assignor pays royalties to the owners of the royalty interests in the Subject Gas or (ii) for Assignor or its Affiliates to receive a fee in connection with certain activities undertaken by Assignor and which it has the right to charge a fee for pursuant to Article III above.

      SECTION 4.02 TRUST'S AGENT AND REPRESENTATIVE.

            (a) APPOINTMENT. Trustee on behalf of the Trust appoints Assignor as the Trust's agent and representative to market and deliver or cause to be marketed and delivered all Trust Gas and to collect and receive all payments therefrom under any gas purchase agreement or contract without deduction (except to the extent Chargeable Costs are deducted for any Computation Period). The appointment of Assignor as the Trust's agent and representative for such purpose is also a material item of consideration to the Parties in connection with the execution and delivery of this Conveyance. Trustee on behalf of the Trust may not remove Assignor from office as the Trust's agent and representative, except for cause upon a material breach by Assignor of its duties to the Trust under this Conveyance.

            (b) DUTIES AND POWERS. As the Trust's agent and representative, Assignor shall receive all payments for the sale of the Trust Gas and account to Trustee on behalf of the Trust, receive and make all communications with the purchaser of such Gas, and otherwise act and speak for the Trust in connection with the sale of the Trust Gas. Third Persons may rely conclusively on the authority of Assignor to market the Trust Gas, and with respect to Third Persons, the Trust shall be conclusively bound by the acts of Assignor in connection with the sale of Trust Gas. It shall not be necessary for Trustee on behalf of the Trust to join Assignor in the execution of any division order, transfer order, or other instrument, agreement, or document relating to the sale of the Trust Gas. Third Persons may pay all Trust Proceeds for the sale of such Gas directly to Assignor, without the necessity of any joinder by or consent of Trustee on behalf of the Trust or any inquiry into the use or disposition of such proceeds by Assignor.

            (c) PROHIBITED ACTS. Assignor may not act or speak for the Trust on any matter, except the marketing and delivery of the Trust Gas under this
Article IV.

            (d) STANDARD OF CONDUCT. In exercising its powers and performing its duties as the Trust's agent and representative, Assignor shall act in good faith and in accordance with the Reasonably Prudent Operator Standard. It shall not be a violation of such standard of conduct for Assignor (i) to sell Assignor's Net Share of Gas or the Trust Gas to an Affiliate pursuant to any gas purchase agreement or contract, or (ii) to delegate some or all of Assignor's duties as the Trust's agent and representative to its Affiliates (so long as such Affiliates perform in good faith and in accordance with the Reasonably Prudent Operator Standard), with Assignor remaining liable to the Trust for the performance of such Affiliates.

            (e) TERMINATION OF AUTHORITY. Assignor may not resign as the Trust's agent and representative without the prior written consent of the Trustee on behalf of the Trust, except that Assignor may resign as the Trust's agent and representative without such consent with respect to any Subject Interests assigned, sold, transferred, or conveyed by Assignor in accordance with the terms of this Conveyance. If such sale is made subject to the Royalty Interest, Assignor must cause the purchaser to assume the duties of the Trust's agent and representative with respect to the Subject Interests acquired by that purchaser and to be bound by the provisions of this Article IV.

      SECTION 4.03 DELIVERY OF SUBJECT GAS. Assignor (whether or not it is serving as the Trust's agent and representative) shall deliver or cause to be delivered Assignor's Net Share of Gas (including Trust Gas) to the purchasers thereof into the pipelines to which the Wells producing such Gas are connected.

      SECTION 4.04 PROCESSING. Assignor may process Assignor's Net Share of Gas (including Trust Gas) to remove liquid and liquefiable hydrocarbons and may commit any of the Subject Interests (including the Royalty Interest attributable thereto) to an agreement for processing minerals (pursuant to which, for example, the plant owner or operator receives a portion of the Subject Gas or plant products therefrom or proceeds of the sale thereof as a fee for processing), so long as Assignor enters into such processing arrangements in good faith and in accordance with the Reasonably Prudent Operator Standard. The Trust shall be bound by such arrangements, shall permit Assignor's Net Share of Gas (including the Trust Gas) to be processed by Assignor or its contractor, and shall have no right to any liquid or liquefiable hydrocarbons obtained by such processing or to the proceeds from the sale thereof. Trustee shall not, however, be personally liable for any costs or risks associated with such processing operations, but the Trust shall indirectly suffer the Btu reduction and volume reductions associated with processing through corresponding reductions in the Btu content and volumes of the Trust Gas.

                                    ARTICLE V
                                     PAYMENT

      SECTION 5.01 OBLIGATION TO PAY.

            (a) QUARTERLY DISTRIBUTION AMOUNT. At least 10 Business Days prior to each Quarterly Record Date, Assignor shall prepare, in good faith, an estimate of the cash to be paid to the Trust from (A) all of the proceeds (including any interest earned thereon) to be paid to the Trust from the sale of Trust Gas produced during such Computation Period; plus (B) all of the proceeds (including any interest earned thereon) to be paid to the Trust from the sale of Trust Gas, if any, produced during any prior Computation Period, to the extent not previously taken into account for purposes of determining a Quarterly Distribution Amount for any prior Computation Period, as such sum may be (x) increased or decreased as a result of any adjustments to the estimates that were previously made pursuant to this Section 5.01(a) for any prior Computation Period that are necessary to accurately report the proceeds from the sale of Trust Gas for such prior Computation Period, (y) increased by the amount of any damages payable to the Trustee under Section 1.04(b) above (subject to the right of set off in Section 1.04(c) above) during the most recently completed Computation Period prior to such Quarterly Record Date and (z) decreased by any Reserved Amounts as provided for in Section 5.04 below ("Quarterly Distribution Amount"). At least 10 Business Days prior to each Quarterly Record Date, Assignor shall notify the Trustee of the Quarterly Distribution Amount for the most recently completed Computation Period.

            (b) THE OBLIGATION. After each Computation Period and on or before the Quarterly Payment Date for that Computation Period, Assignor shall tender to Trustee the Quarterly Distribution Amount with respect to the applicable Computation Period. With respect to the final Computation Period, Assignor shall tender to the Trustee all unexpended Reserved Amounts (together with any interest accrued thereon).

            (c) QUARTERLY PAYMENT DATE. "Quarterly Payment Date" for each Computation Period means the tenth (10th) day of the third calendar month after the end of such Computation Period or, for the last Computation Period, the seventy-fifth (75th) day after the Termination Date. If such day is not a Business Day, the Quarterly Payment Date shall be the next Business Day.

            (d) NO SEGREGATED ACCOUNT. All amounts received by Assignor from the sale of Assignor's Net Share of Gas and the Trust Gas, as applicable, for any Computation Period shall be held by Assignor in one of its general bank accounts and Assignor will not be required to maintain a segregated account for such funds.

            (e) DISPUTED PROCEEDS. If Assignor receives any amounts of money from the sale of Trust Gas, that is subject to controversy or, in the reasonable opinion of Assignor, possible controversy, Assignor shall promptly deposit the money with a Third Person escrow agent in a segregated interest-bearing account. Such amount shall not be treated as a portion of Trust Proceeds so long as it remains with such escrow agent, but shall be treated as a portion of the Trust Proceeds, along with the accrued interest, when received from such escrow agent and paid over to Trustee.

      SECTION 5.02 INTEREST ON PAST DUE PAYMENTS.

            (a) OBLIGATION TO PAY. Any Trust Proceeds or other amounts of money not paid by Assignor to Trustee when due shall bear, and Assignor will pay, interest at the Prime Interest Rate on the overdue amount commencing on the sixth (6th) day after such due date until such amount is paid.

            (b) DEFINITION. "Prime Interest Rate" means the lesser of (i) the rate of interest per annum publicly announced from time to time by JPMorganChase Bank as its "prime rate" in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced), with the understanding that such bank's "prime rate" may be one of several base rates, may serve as a basis upon which effective rates are from time to time calculated for loans making reference thereto, and may not be the lowest of such bank's base rates or (ii) the maximum rate of interest permitted under applicable Legal Requirement.

      SECTION 5.03 OVERPAYMENTS AND REFUNDS.

            (a) OVERPAYMENTS. If Assignor ever pays Trustee more than the amount of money then due and payable to the Trust under this Conveyance, Trustee shall not be obligated to return the overpayment, but Assignor may at any time thereafter deduct from Trust Proceeds and retain for its own account an amount equal to the overpayment, plus interest at the Prime

Interest Rate on such amount, commencing on the sixth (6th) day from the date of the overpayment to the date such amount is recovered by Assignor from Trust Proceeds.

            (b) REFUNDS. If Assignor is ever legally obligated to pay any Third Person, including any gas purchaser or Governmental Authority, any refund, interest, penalty, or other amount of money, because any payment of Trust Proceeds received by Assignor for the account of Trustee exceeded, or allegedly exceeded, the amount due or lawful under any applicable contract, Legal Requirement, or other obligation, Assignor may thereafter deduct from Trust Proceeds and retain for its own account an amount equal to such payment, plus interest at the Prime Interest Rate on such amount, from the date of the payment to the date such amount is recovered by Assignor from Trust Proceeds.

      SECTION 5.04 RESERVED AMOUNTS. At any time and from time to time under this Conveyance, Assignor may set aside from Trust Proceeds (a) ninety percent (90%) with respect to Subject Producing Lands and (b) fifty percent (50%) with respect to Subject Development Lands of the amounts determined in good faith and in accordance with the Reasonably Prudent Operator Standard necessary to pay, when due, known or anticipated costs or liabilities (the "Reserved Amounts") which may be incurred in future Computation Periods with respect to Taxes assessed or levied with respect to a time period in excess of a calendar quarter. As Reserved Amounts are expended by Assignor to cover applicable Taxes in a Computation Period, Chargeable Costs shall be reduced in such Computation Period by an amount equal to the Reserved Amounts so expended. In the event that Assignor overestimates the cost of any Taxes for which it has set aside Reserved Amounts, the excess amount shall be applied against any other Chargeable Costs (which shall be reduced by an amount equal to such excess Reserved Amounts so expended), or paid as Trust Proceeds on the Quarterly Payment Date following the Computation Period in which it is determined that Assignor has set aside excess Reserved Amounts.

                                   ARTICLE VI
                               RECORDS AND REPORTS

      SECTION 6.01 BOOKS, RECORDS, AND ACCOUNTS.

            (a) OBLIGATION TO MAINTAIN. Assignor shall maintain true and correct books, records, and accounts of (i) all transactions required or permitted by this Conveyance and (ii) the financial information necessary to effect such transactions, including the financial information needed to calculate each installment of Trust Proceeds.

            (b) RIGHT OF INSPECTION. Trustee or its representative, at the Trust's expense, may inspect and copy such books, records, and accounts in the offices of Assignor during normal business hours and upon reasonable notice.

      SECTION 6.02 STATEMENTS.

            (a) QUARTERLY STATEMENTS. On each Quarterly Payment Date, Assignor shall deliver to Trustee a statement showing the computation of Trust Gas and Trust Proceeds for the preceding Computation Period.

            (b) ANNUAL STATEMENTS. On the first Quarterly Payment Date after the end of each calendar year and on the Quarterly Payment Date after the Termination Date, such statement shall also show the computation of Trust Proceeds for the preceding calendar year or, for the Quarterly Payment Date after the Termination Date, for the portion of the calendar year from 7:00 a.m. Eastern Time on January 1 of that same year through the Termination Date.

            (c) CONTENTS OF STATEMENTS. Without limiting the generality of the foregoing provisions in this Section 6.02, each statement delivered by Assignor to Trustee pursuant to this Section 6.02 shall state, for the relevant period,
(i) the total volumes of Subject Gas produced from the Subject Lands, (ii) the total volumes of the Assignor's Net Share of Gas (together with calculations that support the calculation of Assignor's Net Share of Gas), (iii) the total volumes of Trust Gas (together with calculations that support the calculation of Trust Gas), (iv) the applicable Sales Price (together with calculations that support the calculation of the Sales Price), (v) the amount of Trust Proceeds due and payable for the relevant period and (vi) the amounts of money, if any, due and payable by any purchaser of the Subject Gas or the Trust Gas, the nonpayment of which resulted in the payment to Trustee of less than Trust Proceeds for the relevant period. Notwithstanding the preceding, Assignor shall only be required to provide the preceding information on a aggregate basis.

      SECTION 6.03 THE TRUSTEE'S EXCEPTIONS TO QUARTERLY STATEMENTS. If Trustee on behalf of the Trust takes exception to any item or items included in any quarterly statement required by Section 6.02, Trustee must notify Assignor in writing within sixty (60) days after Trustee's receipt of such quarterly statement. Such Notice must set forth in reasonable detail the specific charges complained of and to which exception is taken or the specific credits which should have been made and allowed. Adjustments shall be made for all complaints and exceptions that are justified. Notwithstanding anything to the contrary herein, all matters reflected in Assignor's statements for the preceding calendar year (or portion thereof) that are not objected to by Trustee in the manner provided by this Section 6.03 shall be deemed correct as rendered by Assignor to Trustee.

      SECTION 6.04 OTHER INFORMATION.

            (a) DISCLOSURE. At Trustee's request, subject to applicable restrictions on disclosure and transfer of information, Assignor shall give Trustee and its designated representatives (on behalf of the Trust) reasonable access in Assignor's office during normal business hours to (i) all geological, Well, and production data in Assignor's possession or Assignor's Affiliates' possession, relating to operations on the Subject Interests and (ii) all reserve reports and reserve studies in the possession of Assignor or of Assignor's Affiliates, relating to the Subject Interests, whether prepared by Assignor, by Assignor's Affiliates, or by consulting engineers.

            (b) DISCLAIMER OF WARRANTIES AND LIABILITY. Assignor makes no representations or warranties about the accuracy or completeness of any such data, reports, or studies and shall have no liability to Trustee, the Trust or any other Person resulting from such data, studies, or reports.

            (c) NO ATTRIBUTION. Trustee shall not attribute to Assignor or such consulting engineers any reports or studies or the contents thereof in any securities filings or reports to owners or holders of interests in the Trust.

            (d) CONFIDENTIALITY. All information furnished to the Trustee and its designated representatives pursuant to this Section 6.04 is confidential and for the sole benefit of Trustee on behalf of the Trust and shall not be disclosed by Trustee or its designated representatives to any other Person, except to the extent that such information (i) is required in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over Trustee or the Trust or submitted to bank examiners or similar organizations or their successors, (ii) is required in response to any summons or subpoena or in connection with any litigation, (iii) is believed to be required in order to comply with any applicable Legal Requirement to the Trustee or the Trust, (iv) was publicly available or otherwise known to the recipient at the time of disclosure or (v) subsequently becomes publicly available other than through any act or omission of the recipient; provided, however, with respect to the disclosures with respect to items (i), (ii) and (iii) above, Trustee will notify Assignor prior to any such disclosure in order to provide Assignor an opportunity to seek to limit any such required disclosure.

                                  ARTICLE VII
                    NO LIABILITY OF THE TRUSTEE OR THE TRUST

      Neither the Trustee nor the Trust shall be personally liable or responsible under this Conveyance for any cost, risk, liability, or obligation associated in any way with the ownership or operation of the Subject Lands, the Subject Interests, the Wells, or the Subject Gas. The foregoing sentence does not restrict the right of Assignor to deduct Chargeable Costs in calculating the volumes of the Trust Gas or Trust Proceeds.

                                  ARTICLE VIII
                                   OPERATIONS

      SECTION 8.01 STANDARDS OF CONDUCT. Except as otherwise specifically provided in this Conveyance, Assignor shall (a) operate and maintain the Subject Interests and (b) make elections under each applicable lease, operating agreement, unit agreement, contract for development, and other similar instrument or agreement (including elections concerning abandonment of any Well or release of any Subject Interest) in good faith and in accordance with the Reasonably Prudent Operator Standard.

      SECTION 8.02 ABANDONMENT OF PROPERTIES. Nothing in this Conveyance shall obligate Assignor to continue to operate any Well or to operate or maintain in force or attempt to maintain in force any Subject Interest when such Well or Subject Interest ceases to produce, or Assignor determines, in accordance with
Section 8.01 above, that such Well or Subject Interest is not capable of producing Gas in paying quantities. The expiration of a Subject Interest in accordance with the terms and conditions applicable thereto shall not be considered to be a voluntary surrender or abandonment thereof.

      SECTION 8.03 INSURANCE. Assignor may, but is not required by this Conveyance to, carry insurance on any Subject Interest or Well, or covering any risk with respect thereto. Assignor shall never be liable to the Trustee or the Trust on account of any injury or loss to the Subject Interests or any Well, whether insurable or uninsurable, not covered by insurance. If Assignor elects to carry insurance, the premiums shall not be included in Chargeable Costs, and Assignor shall retain all proceeds of such insurance.

                                   ARTICLE IX
                             POOLING AND UNITIZATION

      SECTION 9.01 POOLING OF SUBJECT INTERESTS. Certain Subject Interests have been, or may have been, heretofore pooled and unitized for the production of Gas. Such Subject Interests are and shall be subject to the terms and provisions of the applicable pooling and unitization agreements, and the Royalty Interest in each pooled or unitized Subject Interest shall apply to and affect only the Gas produced from such units that accrues to such Subject Interest under and by virtue of the applicable pooling and unitization agreements.

      SECTION 9.02 POOLING AND UNITIZATION.

            (a) RIGHT TO POOL. Assignor has the exclusive right and power (as between Assignor and the Trustee), exercisable only during the period provided in Section 9.03, to pool or unitize any Subject Interest and to alter, change, amend, or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of the Subject Lands, as to any one or more of the formations or horizons, and as to any Gas, upon such terms and provisions as Assignor shall in its sole discretion deem appropriate.

            (b) EFFECT OF POOLING. If and whenever through the exercise of such right and power, or pursuant to any Legal Requirement now existing or hereafter enacted or promulgated, any Subject Interest is pooled or unitized in any manner, the Royalty Interest, insofar as it affects such Subject Interest, shall also be pooled and unitized, and such Royalty Interest in such Subject Interest shall apply to and affect only the Gas production that accrues to such Subject Interest under and by virtue of the applicable pooling and unitization agreement or order. It shall not be necessary for the Trustee to agree to, consent to, ratify, confirm or adopt any exercise of pooling or unitization of any Subject Interest by Assignor.

      SECTION 9.03 APPLICABLE PERIOD. Assignor's powers and rights in Section
9.02 shall be exercisable only during the period of the life of the last survivor of the descendants of the signers of the Declaration of Independence living on the date of execution hereof, plus twenty-one (21) years after the death of such last survivor, or the Term of this Conveyance, whichever period shall first expire.

                                   ARTICLE X
                              GOVERNMENT REGULATION

      SECTION 10.01 LEGAL REQUIREMENTS. All obligations of Assignor under this Conveyance are, and shall be, subject to all applicable Legal Requirements and the instruments, documents, and agreements creating the Subject Interests.

      SECTION 10.02 FILINGS. Assignor shall use its reasonable discretion in making filings for itself and on behalf of the Trust with any Governmental Authority having jurisdiction with respect to matters affecting the Subject Interests, the Subject Lands, or the Subject Gas.

                                   ARTICLE XI
                    ASSIGNMENT AND SALE OF SUBJECT INTERESTS

      SECTION 11.01 ASSIGNMENT BY ASSIGNOR SUBJECT TO ROYALTY INTEREST.

            (a) RIGHT TO SELL. Assignor may from time to time Transfer, mortgage, or pledge the Wells, the Subject Interests, or any part thereof or undivided interest therein, subject to the Royalty Interest and this Conveyance. Assignor shall cause the assignee, purchaser, transferee, grantee, mortgagee, or pledgee of any such transaction to take the affected Subject Interests subject to the Royalty Interest and this Conveyance and, from and after the actual date of any such Transfer, to assume Assignor's obligations under this Conveyance with respect to such Subject Interests.

            (b) EFFECT OF SALE. From and after the actual date of any such Transfer by Assignor, Assignor shall be relieved of all obligations, requirements, and responsibilities arising under this Conveyance with respect to the Subject Interests Transferred, except for those that accrued prior to such date.

            (c) ALLOCATION OF CONSIDERATION. Trustee is not entitled to receive any share of the sales proceeds received by Assignor in any transaction permitted by this Section 11.01.

            (d) SEPARATE INTEREST. Effective on the effective date of any Transfer of any Subject Interest subject to this Section 11.01, Trust Gas and Trust Proceeds shall thereafter be computed separately with respect to such Subject Interests, and the assignee, buyer, transferee, or grantee of such Subject Interests shall thereafter serve as the Trust's agent and representative under Article IV with respect to such interests and shall pay all corresponding Trust Proceeds directly to Trustee.

      SECTION 11.02 SALE AND RELEASE OF PROPERTIES.

            (a) TRANSFER. Assignor may from time to time, Transfer the Wells, the Subject Interests, or any part thereof or undivided interest therein, free of the Royalty Interest and the Conveyance provided that:

                  (i) no Well may be transferred where the production of Gas from such Well for the twelve (12) months immediately preceding the proposed sale date for such Well exceeds one quarter of one percent (0.25%) of the total production of Total Subject Gas for the twelve (12) months immediately preceding the proposed sale date for such Well;

                  (ii) there shall not be more than five (5) Wells Transferred collectively under the Trust Conveyances during any consecutive twelve
      (12) month period;

                  (iii) in connection with any such Transfer, the Trust shall receive as compensation for the release of its Royalty Interest in the Well or Subject Interest the Fair Value of the Royalty Interests so released; and

                  (iv) the aggregate fair market value of all Royalty Interests released pursuant to Section 11.02 of each of the Trust Conveyances during any consecutive twelve (12) month period shall not exceed $500,000.

            (b) PAYMENTS. In connection with any Transfer pursuant to this
Section 11.02, Assignor shall remit to the Trust an amount equal to the Fair Value of the Royalty Interest being released. Assignor shall make such payment to the Trust on the Quarterly Payment Date for the Computation Period in which Assignor receives the payment with respect to any such Transfer of the Subject Interest.

            (c) RELEASE. In connection with any Transfer provided for in Section 11.02(a), Trustee on behalf of the Trust shall, on request, execute, acknowledge, and deliver to Assignor a recordable instrument (reasonably acceptable to Assignor) that releases the Royalty Interest with respect to the Well and the related Subject Interests and Subject Lands being Transferred.

            (d) EFFECT OF SALE. From and after the actual date of any such Transfer by Assignor, Assignor and any assignee, purchaser, transferee or grantee of such Subject Interest shall be relieved of all obligations, requirements, and responsibilities arising under the Royalty Interest or this Conveyance with respect to the Well or Subject Interests Transferred, except for those that accrued prior to such date.

      SECTION 11.03 RELEASE OF OTHER PROPERTIES.

            (a) PRIOR REVERSIONARY INTERESTS. In the event that any Person notifies Assignor that pursuant to a Prior Reversionary Interest that Assignor is required to convey any of the Subject Interests to such Person or cessate production from any Well, Assignor may provide such conveyance with respect to such Subject Interest or permanently cessate Production from any such Well.

            (b) PAYMENTS. In the event that Assignor receives compensation pursuant to any Prior Reversionary Interest in connection with any conveyance or permanent cessation of production from any Well, Assignor shall remit to the Trust an amount equal to the product of (x) such amount actually received by Assignor with respect to such reconveyance or permanent cessation of production and (y) a fraction the numerator of which is (A) the Fair Value of the Royalty Interest released and the denominator of which is (B) the Fair Value of the Subject Interest that is being released. Assignor shall make such payment to the Trust on the Quarterly Payment Date for the Computation Period in which Assignor receives such payment.

            (c) RELEASE FOR PRIOR REVERSIONARY INTERESTS. In connection with any conveyance or permanent cessation of production provided for in Section 11.03(a) above, Trustee on behalf of the Trust shall, on request, execute, acknowledge, and deliver to Assignor a recordable instrument (reasonably acceptable to Assignor) that releases the Royalty Interest and this Conveyance with respect to any such Well or Subject Interests.

            (d) EFFECT OF PRIOR REVERSIONARY INTERESTS. From and after the actual date of any conveyance or permanent cessation of production provided for in Section 11.03(a), Assignor and any assignee, purchaser, transferee or grantee of such Subject Interest shall be relieved of all obligations, requirements, and responsibilities arising under the Royalty Interest or this Conveyance with respect to the Subject Interests Transferred, except for those that accrued prior to such date.

      SECTION 11.04 FARMOUTS.

            (a) FARMOUT. Assignor may from time to time enter into Farmout Agreements with Third Persons with respect to the Subject Interest. In the event that Assignor enters into any Farmout Agreement with a Third Person, the Royalty Interest and this Conveyance shall only burden Assignor's retained interest in the Subject Interest after giving effect to any interest in the Subject Interest that a counterparty to the Farmout Agreement may earn under such Farmout Agreement. Only the Assignor's retained interest in the Subject Interest will count towards the Assignor's obligation to drill Development Wells under the Development Agreement.

            (b) RELEASE. In connection with Assignor entering into any Farmout Agreement, Trustee on behalf of the Trust shall, upon request, execute, acknowledge, and deliver to Assignor a recordable instrument (reasonably acceptable to Assignor) that releases the Royalty Interest and this Conveyance with respect to the Subject Interests being Transferred pursuant to such Farmout Agreement; provided, the Royalty Interest shall still burden the Subject Interest retained by Assignor.

      SECTION 11.05 TRANSFER OF SUBJECT DEVELOPMENT LANDS. Assignor will not Transfer any Completed Development Well or any of the Subject Interests comprising a part of the Subject Development Lands pursuant to Sections 11.01 and 11.02 prior to Assignor satisfying the drilling obligations under Section
2.01 of the Development Agreement.

      SECTION 11.06 CHANGE IN OWNERSHIP.

            (a) OBLIGATION TO GIVE NOTICE. No change of ownership or of the right to receive payment of the Royalty Interest, or of any part thereof, however accomplished, shall bind Assignor until notice thereof is furnished to Assignor by the Person claiming the benefit thereof, and then only with respect to payments made after such Notice is furnished.

            (b) NOTICE OF SALE. Notice of sale, transfer, conveyance, or assignment shall consist of a certified copy of the recorded instrument accomplishing the same.

            (c) NOTICE OF OTHER CHANGES OF OWNERSHIP. Notice of change of ownership or of the right to receive payment accomplished in any other manner (e.g., by dissolution of the Trust) shall consist of certified copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all Persons.

            (d) EFFECT OF LACK OF NOTICE. Until such Notice accompanied by such documentation is furnished to Assignor in the manner provided above, Assignor may, at Assignor's election, either (i) continue to pay or tender all sums payable on the Royalty Interest in the same manner provided in this Conveyance, precisely as if no such change in interest or ownership or right to receive payment had occurred or (ii) suspend payment of Trust Proceeds without interest until such documentation is furnished.

            (e) EFFECT OF NONCONFORMING NOTICES. The kinds of Notice provided by this Section 11.03(d) shall be exclusive, and no other kind, whether actual or constructive, shall bind Assignor.

      SECTION 11.07 ONE PAYEE. Assignor shall never be obligated to pay Trust Proceeds to more than one Person. If more than one Person is ever entitled to receive payment of any part of the Trust Proceeds, Assignor may suspend payments of all Trust Proceeds until the concurrent owners or claimants of the Royalty Interest or the right to receive payment of Trust Proceeds appoint one Person in writing to receive all payments of Trust Proceeds on their behalf. Assignor may thereafter conclusively rely upon the authority of that Person to receive payments of Trust Proceeds and shall be under no further duty to inquire into the authority or performance of such Person.

      SECTION 11.08 RIGHTS OF MORTGAGEE. If Trustee executes a mortgage or deed of trust covering all or part of the Royalty Interest, the mortgagees or trustees therein named or the holders of any obligation secured thereby shall be entitled, to the extent that such mortgage or deed of trust so provides, to exercise the rights, remedies, powers, and privileges conferred upon Trustee by this Conveyance and to give or withhold all consents required to be obtained from Trustee. This Section 11.08 shall not be deemed or construed to impose upon Assignor any obligation or liability undertaken by the Trustee under such mortgage or deed of trust or under the obligation secured thereby.

                                  ARTICLE XII
                                    AMI AREA

      SECTION 12.01 ADDITIONAL LEASES. In the event that Assignor acquires any additional leases ("Additional Lease") other than the Subject Interests in the AMI Area prior to Assignor's satisfaction of Assignor's drilling requirements in
Section 2.01 of the Development Agreement, Assignor and Trustee shall execute, acknowledge, and deliver an instrument that amends this Conveyance so that such Additional Lease will be subject to the Royalty Interest and be part of the Subject Interests and Subject Lands hereunder.

      SECTION 12.02 NO DRAINAGE. Subsequent to the satisfaction of Assignor's drilling requirements in Section 2.01 of the Development Agreement, neither Assignor nor any of its Affiliates shall drill any Gas well within one thousand feet (1,000') of any Well which produces oil or gas from the same formations or horizons as any Well situated within said distance.

                                  ARTICLE XIII
                                  FORCE MAJEURE

      SECTION 13.01 NONPERFORMANCE. Assignor shall not be responsible to Trustee for any loss or damage to Trustee resulting from any delay in performing or failure to perform any obligation under this Conveyance (other than Assignor's obligation to make payments of Trust Proceeds to Trustee) to the extent such failure or delay is caused by Force Majeure.

      SECTION 13.02 FORCE MAJEURE. "Force Majeure" means any of the following, to the extent they are not caused solely by the breach by Assignor of its duty to perform certain obligations under this Conveyance in accordance with the Reasonably Prudent Operator Standard:

            (a) act of God, fire, lightning, landslide, earthquake, storm, hurricane, hurricane warning, flood, high water, washout, tidal wave, or explosion;

            (b) strike, lockout, or other similar industrial disturbance, act of the public enemy, war, military operation, blockade, insurrection, riot, epidemic, arrest or restraint of Governmental Authority or people, or national emergency;

            (c) the inability of the Assignor to acquire, or the delay on the part of any Third Person (other than an Affiliate of the Assignor) in acquiring, materials, supplies, machinery, equipment, servitudes, right-of-way grants, easements, permits, or licenses, or approvals or authorizations by regulatory bodies needed to enable such Party to perform hereunder;

            (d) any breakage of or accident to machinery, equipment, or lines of pipe, the repair, maintenance, improvement, replacement, alteration to a plant or line of pipe or related facility, the testing of machinery, equipment or line of pipe, or the freezing of a line of pipe;

            (e) any Legal Requirement or the affected Party's compliance therewith; or

            (f) any other cause, whether similar or dissimilar to the causes enumerated in (a) through (e) above, not reasonably within the control of Assignor.

      SECTION 13.03 FORCE MAJEURE NOTICE. Assignor will give Trustee a Notice of each Force Majeure as soon as reasonably practicable after the occurrence of the Force Majeure.

      SECTION 13.04 REMEDY. Assignor will use its reasonable efforts to remedy each Force Majeure and resume full performance under this Conveyance as soon as reasonably practicable, except that the settlement of strikes, lockouts, or other labor disputes shall be entirely within the discretion of Assignor.

                                  ARTICLE XIV
                                     NOTICE

      SECTION 14.01 DEFINITION. "Notice" means any notice, advice, invoice, demand, or other communication required or permitted by this Conveyance.

      SECTION 14.02 WRITTEN NOTICE. Except as otherwise provided by this Conveyance, each Notice shall be in writing.

      SECTION 14.03 METHODS OF GIVING NOTICE. Notice may be given by any reasonable means, including telecopier, hand delivery, overnight courier, and United States mail.

      SECTION 14.04 CHARGES. All Notices shall be properly addressed to the recipient, with all postage and other charges being paid by the Party giving Notice.

      SECTION 14.05 EFFECTIVE DATE. Notice shall be effective when actually received by the Party being notified.

      SECTION 14.06 ADDRESSES. The addresses of the Parties for purposes of Notice are the addresses in the Introduction to this Conveyance.

      SECTION 14.07 CHANGE OF ADDRESS. Either Party may change its address to another address within the continental United States by giving ten (10) days' Notice to the other Party.

                                   ARTICLE XV
                                OTHER PROVISIONS

      SECTION 15.01 SUCCESSORS AND ASSIGNS. Subject to the limitation and restrictions on the assignment or delegation by the Parties of their rights and interests under this Conveyance, this Conveyance binds and inures to the benefit of Assignor, Trustee, the Trust and their respective successors, assigns, and legal representatives.

      SECTION 15.02 GOVERNING LAW. Insofar as permitted by otherwise applicable Legal Requirements, this Conveyance shall be construed under and governed by the laws of the State of West Virginia (excluding choice of law and conflict of law rules); provided, however, that, with respect to any portion of the Subject Interests located outside of the State of West Virginia, the laws of the place in which such Subject Interests is located in, shall apply to the creation of the Royalty Interest.

      SECTION 15.03 CONSTRUCTION OF CONVEYANCE. In construing this Conveyance, the following principles shall be followed:

            (a) no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Conveyance and not as an aid in its construction;

            (b) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Conveyance;

            (c) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions;

            (d) a defined term has its defined meaning throughout this Conveyance, regardless of whether it appears before or after the place in this Conveyance where it is defined;

            (e) the plural shall be deemed to include the singular, and vice versa; and

            (f) each exhibit, attachment, and schedule to this Conveyance is a part of this Conveyance, but if there is any conflict or inconsistency between the main body of this

Conveyance and any exhibit, attachment, or schedule, the provisions of the main body of this Conveyance shall prevail.

      SECTION 15.04 NO WAIVER. Failure of either Party to require performance of any provision of this Conveyance shall not affect either Party's right to require full performance thereof at any time thereafter, and the waiver by either Party of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

      SECTION 15.05 RELATIONSHIP OF PARTIES. This Conveyance does not create a partnership, mining partnership, joint venture, or relationship of trust or agency (except with respect to Assignor's agency relationship with respect to those matters set forth in Articles IV and V above) between the Parties.

      SECTION 15.06 PROPORTIONATE REDUCTION. In the event of failure or deficiency in title to any Well or Subject Interest, the portion of the Subject Gas production attributable thereto shall be reduced in the same proportion that such Well or Subject Interest is reduced by such failure or deficiency. Such proportionate reduction of the Royalty Interest shall not limit Trustee's right to recover damages with respect to such reduction under the warranty given by Assignor in Section 1.04(a).

      SECTION 15.07 FURTHER ASSURANCES. Each Party shall execute, acknowledge, and deliver to the other Party all additional instruments and other documents reasonably required to describe more specifically any interests subject hereto, to vest more fully in Trustee the Royalty Interest conveyed (or intended to be conveyed) by this Conveyance, or to evidence or effect any transaction contemplated by this Conveyance. Assignor shall also execute and deliver all additional instruments and other documents reasonably required to transfer interests in state, federal, or Indian lease interests in compliance with applicable Legal Requirements or agreements. Upon expiration of the Term, the Trustee shall, on request, execute, acknowledge and deliver to Assignor sufficient numbers of recordable instruments releasing all of the Subject Lands from this Conveyance.

      SECTION 15.08 THE 7:00 A.M. CONVENTION. Except as otherwise provided in this Conveyance, each calendar day, month, quarter, and year shall be deemed to begin at 7:00 a.m. Eastern Time on the stated day or on the first day of the stated month, quarter, or year, and to end at 7:00 a.m. Eastern Time on the next day or on first day of the next month, quarter, or year, respectively.

      SECTION 15.09 COUNTERPART EXECUTION.

            (a) MULTIPLE COUNTERPARTS. Multiple counterparts of the Conveyance have been recorded in the counties of the Commonwealth/State of ____________________ where the Subject Lands are located. The counterparts are identical except to facilitate recordation, the counterpart recorded in each county may contain property descriptions relating only to the Subject Lands located in that county. A counterpart of the Conveyance containing all property descriptions of Subject Lands in the Commonwealth/State of ___________________ will be filed for record in _________________ County, _____________________.

            (b) MULTIPLE COUNTIES. If any Subject Lands are located in more than one county, the description of such Subject Lands may be included in any one or more counterparts prepared for recordation in separate counties, but the inclusion of the same property description in more than one counterpart of this Conveyance shall not be construed as having effected any cumulative, multiple, or overlapping interest in the Subject Lands in question.

SECTION 15.10 PRESENT AND ABSOLUTE CONVEYANCE. It is the express intention of Assignor and Trustee that the Royalty Interest is, and shall be construed for all purposes as, a present, fully-vested and absolute conveyance.

SECTION 15.11 LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Trustee not individually or personally, but solely as Trustee in the exercise of the powers and authority conferred and vested in it and (b) under no circumstances shall the Trustee be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, each Party has caused this Conveyance to be executed in its name and behalf and delivered on the date or dates stated in the acknowledgment certificates appended to this Conveyance, to be effective as of the Effective Time.

ATTEST:                               ENERGY CORPORATION OF
                                      AMERICA

[SEAL]

By: __________________________        By: _______________________
Name: ________________________        Name: _____________________
Title:  Secretary                     Title: ____________________

ATTEST:                               EASTERN AMERICAN ENERGY
                                      CORPORATION
[SEAL]

By: __________________________        By: _______________________
Name: ________________________        Name: _____________________
Title:  Secretary                     Title: ____________________

ATTEST:                               ALLEGHENY & WESTERN ENERGY
                                      CORPORATION
[SEAL]

By: __________________________        By: _______________________
Name: ________________________        Name: _____________________
Title:  Secretary                     Title: ____________________

ATTEST:                               ______________, in its capacity as trustee
                                      for the Appalachian Gas Royalty Trust and
[SEAL]                                not individually

By: __________________________        By: _______________________
Name: ________________________        Name: _____________________
Title:  Secretary                     Title: ____________________

Prepared by:

_________________________

_________________________

_________________________

_________________________

_________________________

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

THE STATE OF _____________   Section

                             Section

COUNTY OF ______________     Section

      On this, the ______ day of _________, 2005, before me ____________, a
Notary public, personally appeared ____________, who acknowledged himself to be the _________ of Energy Corporation of America, a West Virginia corporation, and that he as such _________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _______________.

      In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                      ____________________________________

My Commission Expires: _________________

THE STATE OF _____________   Section

                             Section

COUNTY OF ______________     Section

      On this, the ______ day of _________, 2005, before me ____________, a
Notary public, personally appeared ____________, who acknowledged himself to be the _________ of Eastern American Energy Corporation, a West Virginia corporation, and that he as such _________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the ________________ by himself as _______________.

      In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                      ____________________________________

My Commission Expires: _________________

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

THE STATE OF _____________   Section

                             Section

COUNTY OF ______________     Section

      On this, the ______ day of _________, 2005, before me ____________, a
Notary public, personally appeared ____________, who acknowledged himself to be the _________ of Allegheny & Western Energy Corporation, a West Virginia corporation, and that he as such _________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the ________________ by himself as _______________.

      In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                      ____________________________________

My Commission Expires: _________________

THE STATE OF _____________   Section

                             Section

COUNTY OF ______________     Section

      On this, the _____ day of _____________, 2005, before me _____________, a
Notary public, personally appeared ________________, who acknowledged himself to be the ______________ of ___________________, a _________ trust corporation and
Trustee of the Appalachian Gas Royalty Trust, and that he as such ______________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _____________.

      In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                      ____________________________________

My Commission Expires: _________________

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                            CERTIFICATE OF RESIDENCE

      The ___________________, as grantee and Trustee hereunder, hereby certifies that its precise address is:

                __________________________
                __________________________
                __________________________
                __________________________
                Attention: _______________

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